As filed with the Securities and Exchange Commission on April 17, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADURO BIOTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2834	94-3348934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

626 Bancroft Way, 3C

Berkeley, CA 94710

(510) 848-4400

(Address, including zip code and telephone number, of Registrant’s principal executive offices)

Oncologic, Inc. 2000 Long-Term Incentive Plan

Triton BioSystems, Inc. 2001 Equity Incentive Plan

Aduro Biotech, Inc. 2009 Stock Incentive Plan

Aduro Biotech, Inc. 2015 Equity Incentive Plan

Aduro Biotech, Inc. 2015 Employee Stock Purchase Plan

Stephen T. Isaacs

Chairman, President and Chief Executive Officer

Aduro Biotech, Inc.

626 Bancroft Way, 3C

Berkeley, California 94710

(510) 848-4400

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Barbara A. Kosacz

Michael E. Tenta

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share
– Oncologic, Inc. 2000 Long-Term Incentive Plan	10,755 (2)	$36.30 (9)	$390,407	$46
– Triton BioSystems, Inc. 2001 Equity Incentive Plan	4,862 (3)	$36.30 (10)	$176,491	$21
– Aduro Biotech, Inc. 2009 Stock Incentive Plan	8,902,177 (4)	$36.30 (11)	$323,149,026	$37,550
– Aduro Biotech, Inc. 2015 Equity Incentive Plan	6,459,918 (5)(6)	$17.00 - 36.30 (12)	$224,188,824	$26,051
– Aduro Biotech, Inc. 2015 Employee Stock Purchase Plan	720,000 (7)(8)	$36.30 (13)	$26,136,000	$3,038
Total	16,097,712		$574,040,748	$66,704

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the Oncologic, Inc. 2000 Long-Term Incentive Plan.
(3)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the Triton BioSystems, Inc. 2001 Equity Incentive Plan.
(4)	Represents shares of common stock reserved for issuance pursuant to awards outstanding under the Aduro Biotech, Inc. 2009 Stock Incentive Plan (the “2009 Plan”).
(5)	Represents shares of common stock reserved for future issuance under the Aduro Biotech, Inc. 2015 Equity Incentive Plan (the “2015 EIP”), shares of common stock reserved for issuance pursuant to awards outstanding under the 2015 EIP, and shares of common stock reserved for issuance under the 2009 Plan which will become available for issuance under the 2015 EIP.
(6)	The number of shares reserved for issuance under the 2015 EIP will automatically increase on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2026, by 4% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the Registrant’s board of directors.
(7)	Represents shares of common stock reserved for future issuance under the Aduro Biotech, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”).
(8)	The number of shares reserved for issuance under the 2015 ESPP will automatically increase on January 1st each year, starting on January 1, 2016 and continuing through January 1, 2025, by the lesser of (1) 1% of the total number of shares of the Registrant’s capital stock outstanding on December 31 of the preceding calendar year; (2) 1,080,000 shares of common stock; or (3) such other number as determined by the Registrant’s board of directors.
(9)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.30, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 15, 2015.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.30, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 15, 2015.
(11)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.30, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 15, 2015.
(12)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the 2015 EIP as of the date of this Registration Statement and (b) $36.30, the average of the high and low prices of the Registrant’s common stock as reported on NASDAQ Global Select Market on April 15, 2015 with respect to the balance of shares to be registered pursuant to the 2015 EIP. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock	Offering Price Per Share		Aggregate Offering Price/Registration Fee

Common Stock, par value $0.0001 per share, issuable upon the exercise of outstanding options granted under the 2015 EIP	534,000	$17.00	(12)(a)	$9,078,000

Common Stock, par value $0.0001 per share, reserved for future grant under the 2015 EIP	5,925,918	$36.30	(12)(c)	$215,110,824

Proposed Maximum Aggregate Offering Price:				$224,188,824

Registration Fee:				$26,051

(13)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $36.30, the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Global Select Market on April 15, 2015.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Aduro Biotech, Inc., or the Registrant, with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on April 15, 2015 pursuant to rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-202667), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on April 10, 2015 (File No. 001-37345) under the Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s common stock contained in the Registration Statement (File No. 333-202667).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits the Registrant’s certificate of incorporation from limiting the liability of the Registrant’s directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its directors and officers. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his capacity as such. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Restated Certificate of Incorporation of Aduro Biotech, Inc.

4.2 (2)	Amended and Restated Bylaws of Aduro Biotech, Inc.

4.3 (3)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2000 Oncologic Long-Term Incentive Plan.

99.2 (5)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2000 Oncologic Long-Term Incentive Plan.

99.3(6)	2001 Triton BioSystems Equity Incentive Plan.

99.4 (7)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2001 Triton BioSystems Equity Incentive Plan.

99.5 (8)	Aduro Biotech 2009 Stock Incentive Plan.

99.6 (9)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2009 Stock Plan.

99.7 (10)	2015 Equity Incentive Plan.

99.8 (11)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2015 Equity Incentive Plan.

99.9 (12)	2015 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.

(4)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(12)	Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on the 17th day of April, 2015.

ADURO BIOTECH, INC.

By:	/s/ Stephen T. Isaacs
Stephen T. Isaacs Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen T. Isaacs and Jennifer Lew, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen T. Isaacs Stephen T. Isaacs	Chairman, President and Chief Executive Officer (principal executive officer)	April 17, 2015

/s/ Gregory W. Schafer Gregory W. Schafer	Chief Operating Officer (principal financial officer)	April 17, 2015

/s/ Jennifer Lew Jennifer Lew	Senior Vice President of Finance (principal accounting officer)	April 17, 2015

/s/ Gerald Chan, DSc Gerald Chan, DSc	Director	April 17, 2015

/s/ William M. Greenman William M. Greenman	Director	April 17, 2015

/s/ Ross Haghighat Ross Haghighat	Director	April 17, 2015

/s/ Frank McCormick Frank McCormick	Director	April 17, 2015

/s/ Stephanie Monaghan O’Brien Stephanie Monaghan O’Brien	Director	April 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1 (1)	Restated Certificate of Incorporation of Aduro Biotech, Inc.

4.2 (2)	Amended and Restated Bylaws of Aduro Biotech, Inc.

4.3 (3)	Form of common stock certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2000 Oncologic Long-Term Incentive Plan.

99.2 (5)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2000 Oncologic Long-Term Incentive Plan.

99.3(6)	2001 Triton BioSystems Equity Incentive Plan.

99.4 (7)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2001 Triton BioSystems Equity Incentive Plan.

99.5 (8)	Aduro Biotech 2009 Stock Incentive Plan.

99.6 (9)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2009 Stock Plan.

99.7 (10)	2015 Equity Incentive Plan.

99.8 (11)	Forms of Stock Option Agreement and Notice of Grant of Stock Option under the 2015 Equity Incentive Plan.

99.9 (12)	2015 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(2)	Filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(3)	Filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(4)	Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(6)	Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.

(7)	Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(8)	Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(9)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on March 11, 2015, and incorporated herein by reference.
(10)	Filed as Exhibit 10.7 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(11)	Filed as Exhibit 10.8 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.
(12)	Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-202667), filed with the Securities and Exchange Commission on April 6, 2015, and incorporated herein by reference.